Exhibit 99.1

AUXILIUM PHARMACEUTICALS, INC. SUBMITS APPLICATION TO THE FDA REQUESTING APPROVAL OF XIAFLEX® FOR CONCURRENT TREATMENT OF MULTIPLE PALPABLE CORDS

sBLA Submitted for Dupuytren’s Contracture, a Progressive Hand Disease that Can Present with Multiple Collagen “Cords” That Limit Movement and Function

CHESTERBROOK, Pa., December 20, 2013 – Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a fully integrated specialty biopharmaceutical company, today announced the submission of a supplemental Biologics License Application (sBLA) to the U.S. Food and Drug Administration (FDA) requesting approval of XIAFLEX (collagenase clostridium histolyticum, or CCH)  for the treatment of multiple Dupuytren’s contracture (DC) cords concurrently. It is estimated that 35 to 40 percent of annual surgical procedures in the U.S. are performed to treat more than one DC cord at a time(i). XIAFLEX is a biologic approved in the U.S., EU, Canada and Australia for the treatment of adult DC patients with a palpable cord and, in the U.S. for the treatment of adult men with Peyronie’s disease (PD) with a palpable plaque and curvature deformity of at least 30 degrees at the start of therapy. XIAFLEX has been granted Orphan Drug Designation in the U.S. by the FDA for DC and PD.

“We are pleased to present the multicord sBLA filing to the FDA ahead of schedule, especially given the estimated high prevalence of multiple cords among patients suffering from Dupuytren’s contracture,” said Adrian Adams, Chief Executive Officer and President of Auxilium. “This is an important milestone for Auxilium and, importantly, for patients, as we believe that a potential label expansion would provide a non-surgical option for treating multiple cords during one office procedure.”

The sBLA, seeking expansion of the labeling for the concurrent treatment of multiple palpable cords, is based on positive results from a global, multicenter Phase 3b trial, together with data from the Company’s earlier MULTICORD (Multiple Treatment Investigation of Collagenase Optimizing the Resolution of Dupuytren’s) studies (AUX-CC-861 and AUX-CC-864).

About Dupuytren’s Contracture

Dupuytren’s disease is a progressive condition affecting the hand, specifically the layer of tissue just under the skin of the palm and fingers. While this layer of tissue normally contains collagen, in patients with Dupuytren’s there is an increase in the amount of collagen produced. Abnormal collagen build-up results in nodule and cord formation that worsens over time. Eventually, rope-like collagen cords may form, thicken and shorten, causing the fingers to be drawn in toward the palm. This thickening and shortening of the Dupuytren’s cord can reduce the finger’s range of motion (how much a person can move or straighten them). Once the Dupuytren’s collagen cord can be felt, it is referred to as a “palpable cord.” (ii),(iii)

About XIAFLEX

XIAFLEX (collagenase clostridium histolyticum, or CCH) is a biologic approved in the U.S., EU, Canada and Australia for the treatment of adult Dupuytren’s contracture patients with a palpable cord and, in the U.S. for the treatment of adult men with Peyronie’s disease with a palpable plaque and curvature deformity of at least 30 degrees at the start of therapy. XIAFLEX consists of a combination of two subtypes of collagenase, derived from Clostridium histolyticum. Together, the collagenase sub-types are thought to work synergistically to break the bonds of the triple helix collagen structure. XIAFLEX has been granted Orphan status in the U.S. by the FDA for DC and PD. Additionally, CCH is currently being studied in clinical trials in the following collagen-related conditions: frozen shoulder syndrome (Phase 2), cellulite (Phase 2), and lipoma (Phase 2).

About Auxilium

Auxilium Pharmaceuticals, Inc. is a fully integrated specialty biopharmaceutical company with a focus on developing and commercializing products to predominantly specialist audiences. Auxilium markets Testim (testosterone gel) for the topical treatment of hypogonadism in the U.S. and XIAFLEX (collagenase clostridium histolyticum (CCH) for the treatment of adult men with Peyronie’s disease with a palpable plaque and curvature deformity of at least 30 degrees at the start of therapy in the U.S., and XIAFLEX for the treatment of adult Dupuytren’s contracture patients with a palpable cord in the U.S. Ferring International Center S.A. markets Testim in certain countries of the EU and Paladin Labs Inc. markets Testim in Canada.  Swedish Orphan Biovitrium AB has marketing rights for XIAPEX® (the EU tradename for CCH) in 71 Eurasian and African countries. Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan and Actelion Pharmaceuticals Ltd has development and commercial rights for XIAFLEX in Canada, Australia, Brazil and Mexico. Auxilium also markets TESTOPEL®, a long-acting implantable testosterone replacement therapy, Edex®, the leading branded non-oral drug for erectile dysfunction, Striant®, a buccal system for testosterone delivery, Osbon ErecAid®, the leading device for aiding erectile dysfunction, and also has a non-promoted respiratory franchise, including Theo-24® and Semprex®-D, along with  other non-promoted products, in the U.S. Auxilium has exclusive marketing rights in the U.S. and Canada for STENDRA™, an oral erectile dysfunction therapy. Auxilium has two projects in clinical development. CCH is in Phase 2 of development for the treatment of Frozen Shoulder syndrome (adhesive capsulitis) and Phase 2 of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy). Auxilium also has rights to pursue additional indications for XIAFLEX. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including statements made with respect to: the success of Auxilium’s submission of a request for a label expansion to the FDA regarding concurrent treatment of multiple palpable Dupuytren’s cords; the prevalence of multiple cords among DC patients; the opportunity to broaden the utilization of XIAFLEX and the importance of and potential for XIAFLEX to be used to treat multiple cords in one office visit; the efficacy and safety profiles of XIAFLEX; continued evaluation of XIAFLEX; Auxilium’s other product candidates; and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ‘‘may’’, ‘‘will’’, ‘‘should’’, ‘‘would’’, ‘‘expect’’, ‘‘intend’’, ‘‘plan’’, ‘‘anticipate’’, ‘‘believe’’, ‘‘estimate’’, ‘‘predict’’, ‘‘potential’’, ‘‘seem’’, ‘‘seek’’, ‘‘future’’, ‘‘continue’’, or ‘‘appear’’ or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Although forward-looking statements are based on Auxilium’s current plans or assessments that are believed to be reasonable as of the date of this press release, they inherently involve certain risks and uncertainties. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed under ‘‘Risk Factors’’ in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2012 and in other public filings with the SEC, including, without limitation, as such Form 10-K was updated in Item 8.01 of the Current Report on Form 8-K filed on April 29, 2013 and Auxilium’s Quarterly Reports for 2013. While Auxilium may elect to update the forward-looking statements made in this news release in the future, Auxilium specifically disclaims any obligation to do so. Auxilium’s SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov. There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

Auxilium Contacts:

Keri P. Mattox / SVP, IR &	Nichol L. Ochsner / Senior Director, IR &
Corporate Communications	Corporate Communications
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
kmattox@auxilium.com	nochsner@auxilium.com

(i)        Ipsos DC Buying Process, Patient survey Aug-Sept’12, HCP survey Sept-Oct’12, HCP n=496

(ii)     Luck JV. Dupuytren’s contracture: a new concept of the pathogenesis correlated with surgical management. J Bone Joint Surg Am. 1959;41(4):635-664.

(iii)       Desai SS, Hentz VR. Collagenase clostridium histolyticum for Dupuytren’s contracture. Expert Opin Biol Ther. 2010;10(9):1395-1404.